Exhibit 10.1
MODIFICATION AGREEMENT
     THIS MODIFICATION AGREEMENT (this “Agreement”) is made at Cleveland, Ohio, this 3rd day of April, 2006, between PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST, a Maryland business trust (the “Trust”), and JAMES C. MASTANDREA, 9520 Metcalf Road, Waite Hill, Ohio 44094 (“Mastandrea”).
WITNESSETH:
     WHEREAS, the Trust previously entered into an Employment Agreement dated March 4, 2003 (“Employment Agreement”) with Mastandrea;
     WHEREAS, at the time set forth herein, Mastandrea holds the offices of Chairman of the Board of Trustees, Chief Executive Officer and President of the Trust;
     WHEREAS, Mastandrea is expected to devote time to the business and objectives of the Trust; and
     WHEREAS, the Trust and Mastandrea desire to enter into this Agreement pursuant to which the Trust will continue to employ Mastandrea and Mastandrea will serve the Trust;
     NOW, THEREFORE, the Trust and Mastandrea, in consideration of the premises and the mutual covenants herein contained, agree as follows:
     Sections 2(c) and 2(d) shall be deleted from the Employment Agreement and the following substituted:
     2. POSITION, DUTIES, RESPONSIBILITIES.
       (c) At all times during the Contract Period, Mastandrea shall use his best efforts to direct the business and objectives of the Trust. Nothing in this Agreement shall preclude Mastandrea from devoting time to charitable and community activities, service on boards of other companies (public or private), or any other business or personal investment.
       (d) The duties to be performed by Mastandrea under this Agreement shall be performed primarily in the United States, except for travel outside the United States incident to his performance of services hereunder.
The remaining provisions of the Employment Agreement shall remain unchanged.

     IN WITNESS WHEREOF, this Agreement has been signed by the Trust and Mastandrea as of the date first above written.

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

By:	/s/ Daryl J. Carter

Title:	Trustee

By:	/s/ James C. Mastandrea

James C. Mastandrea